             A new Exhibit J is hereby added as follows:


"EXHIBIT J
                                                                  August 2, 1995

   H.J. Heinz Company
   600 Grant Street
   Pittsburgh, PA  15219

   Dear Sirs:

             This letter amendment ("Amendment") amends the Agreement for Registration of Common Stock (the "Agreement"), dated June 22, 1995, among H.J. Heinz Company, a Pennsylvania corporation (the "Company"), and Howard Heinz Endowment, Vira I. Heinz Endowment, Heinz Family Foundation, H.J. Heinz III Revocable Trust No. 1 and H. John Heinz III Descendants' Trust (No. 1) as follows:

             1. The definitions of "Selling Shareholders" and "Selling Shareholder" set forth in the preamble to the Agreement are hereby amended by adding thereto the following additional parties who are signatories to this Amendment, namely: H.J. Heinz II Family Trust and H.J. Heinz II Charitable and Family Trust (together, the "Additional Selling Shareholders"; and each an "Additional Selling Shareholder").

             2. The Additional Selling Shareholders, together, and each Additional Selling Shareholder, individually, shall be entitled to the benefit of, and hereby undertake and agree to be bound by, each and every provision of the Agreement that inures to the benefit of, or is binding upon, as the case may be, the Selling Shareholders and each Selling Shareholder under the Agreement, to the same extent as if each Additional Selling Shareholder had been a party to the Agreement as of June 22, 1995, the date of its execution.

             3. The Company and each of the Selling Shareholders (as defined in this Amendment) hereby agree that the second sentence of Section 3(a) of the Agreement is hereby amended to read as follows: "The Offering shall be made only through an underwriting syndicate co-managed by Dillon, Read & Co. Inc., Lazard Freres & Co. LLC and Merrill Lynch & Co., of which Dillon, Read & Co. Inc. and Lazard Freres & Co. LLC shall be and be deemed to be, co-lead underwriters with such specific and shared authority and responsibility (including joint control of the order books) as shall be agreed upon between such co-lead underwriters, consistent with the best interests of the Company and the Selling Shareholders, respectively; and it is further agreed (and it shall be a condition to the obligation of the parties to complete the Offering) that both co-lead underwriters and also Merrill Lynch & Co., as a co-manager, must be signatories to the Underwriting Agreement to be entered into with the underwriters."

                              Page 17 of 19 Pages

             If the foregoing correctly states the mutual understanding with respect to amendment of the Agreement, please countersign and return a copy of this Amendment to the undersigned.


                            Very truly yours,

                            HOWARD HEINZ ENDOWMENT


                            By:   /s/ Teresa Heinz
                                -----------------------------------------
                                Name:  Teresa Heinz
                                Title: Chairman and Chief Executive Officer


                            VIRA I. HEINZ ENDOWMENT


                            By:   /s/  William H. Rea
                                -----------------------------------------
                                Name:  William H. Rea
                                Title: Director


                            HEINZ FAMILY FOUNDATION


                            By:   /s/  Teresa Heinz
                                -----------------------------------------
                                Name:  Teresa Heinz
                                Title: Chairman and Chief Executive Officer


                            H. JOHN HEINZ III REVOCABLE TRUST NO. 1


                            By:   /s/  Teresa Heinz
                                -----------------------------------------
                                Name:  Teresa Heinz
                                Title: Trustee


                            H. JOHN HEINZ III DESCENDANTS' TRUST (NO. 1)


                            By:   /s/  Teresa Heinz
                                -----------------------------------------
                                Name:  Teresa Heinz
                                Title: Trustee

                              Page 18 of 19 Pages

                            H.J. HEINZ II FAMILY TRUST


                            By:   /s/  Teresa Heinz
                                -----------------------------------------
                                Name:  Teresa Heinz
                                Title: Trustee



                            H.J. HEINZ II CHARITABLE AND FAMILY TRUST


                            By:   /s/  Teresa Heinz
                                -----------------------------------------
                                Name:  Teresa Heinz
                                Title: Trustee


   Confirmed and Agreed:

   H.J. HEINZ COMPANY



   By:   /s/  David Williams
      ---------------------------------
      Name:  David R. Williams
      Title: Senior Vice President - Finance
             and Chief Financial Officer "

                              Page 19 of 19 Pages